EXECUTION VERSION

Exhibit 10.21

FORUM OILFIELD TECHNOLOGIES, INC.

a Delaware corporation

SUBSCRIPTION AGREEMENT

July 16, 2010

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of July 16, 2010 (the “Effective Date”), by and among FORUM OILFIELD TECHNOLOGIES, INC., a Delaware corporation (the “Corporation”), and each of the investors executing this Agreement as of the date hereof (and listed on Annex A attached hereto) or hereafter included as an investor in connection with an amendment hereto, each of whom is herein referred to as an “Investor” and all of whom are collectively referred to as “Investors.”

BACKGROUND:

WHEREAS, the Corporation has entered into that certain Combination Agreement, dated of even date herewith, by and among the Corporation and the other parties thereto (the “Combination Agreement”);

WHEREAS, in connection with the transactions contemplated by the Combination Agreement, the Investors wish to set forth the terms and conditions regarding the issuance and sale by the Corporation to the Investors and certain other stockholders of the Company of an aggregate of up to 404,516 shares (the “Offered Shares”) of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”);

WHEREAS, in connection with the transactions contemplated by the Combination Agreement, the Offered Shares shall be issued by the Corporation in the following three tranches. First, a portion of the Offered Shares will be issued to the Investors in the Initial Closing (as defined below). Next, a portion of the Offered Shares will be issued to certain other stockholders of the Corporation (other than the Investors) in the Subscription Offer (as defined below). Finally, a portion of the Offered Shares will be issued to SCF-VII, L.P. (“SCF”) in one or more Subsequent Closings (as defined below);

WHEREAS, (a) each Investor shall purchase at the Initial Closing (as defined below) the number of shares of Common Stock as is set forth opposite such Investor’s name on Annex A under the column titled “Initial Common Shares” (the “Initial Common Shares”), and (b) SCF has agreed to purchase from time to time after the Initial Closing as herein provided the number of additional shares of Common Stock as is determined in accordance with Section 1.1(b) of this Agreement (the “Committed Common Shares”) in accordance with the terms of this Agreement; and

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Corporation desires to (a) issue and sell at the Initial Closing the Initial Common Shares, (b) issue and sell the Committed Common Shares from time to time after the Initial Closing as herein provided and (c) issue Warrants (as defined below) in connection with the issuance and sale of Initial Common Shares and Committed Common Shares.

NOW, THEREFORE, for and in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, the parties agree as follows:

ARTICLE I

ISSUANCE OF COMMON SHARES

Section 1.1 Purchase and Issuance of Common Shares; Purchase Price.

(a) At the Initial Closing and on the terms and subject to the conditions set forth in this Agreement, the Corporation shall issue and sell to each Investor, and each Investor, severally and not jointly, shall purchase for cash, at a price per share equal to $284.29 (the “Initial Purchase Price”), the number of Initial Common Shares as is set forth opposite such Investor’s name on Annex A under the column titled “Initial Common Shares.” Each Investor shall make payment for such Initial Common Shares in the amount set forth opposite such Investor’s name on Annex A under the column titled “Aggregate Initial Purchase Price for Initial Common Shares” by wire transfer to a bank account designated by the Corporation in writing to each Investor prior to the Initial Closing or by such other payment as is mutually agreed to by such Investor and the Corporation.

(b) Promptly after the Effective Date, the Corporation shall offer to sell a portion of the Offered Shares that are not purchased at the Initial Closing to certain of its stockholders other than the Investors (the “Subscription Offer”). From time to time after the Initial Closing and prior to the first anniversary of the Initial Closing (the “Call Period”), subject to the terms and conditions set forth in this Agreement, the Corporation agrees to issue and sell to SCF, and SCF agrees to purchase for cash, the number of Committed Common Shares (in the aggregate) as is determined in accordance with this Section 1.1(b). The number of Committed Common Shares that will be purchased by SCF pursuant to this Agreement will be equal to (a) 197,687, minus (b) the aggregate number of Offered Shares purchased in the Subscription Offer; provided, however, that the aggregate number of Committed Common Shares shall in no event exceed 175,877.

(c) During the Call Period, the board of directors of the Corporation may require SCF to purchase all or a portion of the Committed Common Shares that SCF has committed to purchase by issuing a Call Notice in substantially the form attached hereto as Annex B (a “Call Notice”). The Corporation’s board of directors may issue up to two such Call Notices during the Call Period; provided that (i) the aggregate number of Committed Common Shares subject to the first Call Notice must equal or exceed 52,763 shares of Common Stock and (ii) the second Call Notice, if any, must be for the then-remaining Committed Common Shares that SCF has committed to purchase pursuant to this Agreement. In the event that the Corporation does not issue two such Call Notices during the Call Period, the Corporation shall issue and sell to SCF, and SCF shall purchase for cash, the then-remaining number of Committed Common Shares that SCF has committed to purchase pursuant to this Agreement on the first Business Day following the end of the Call Period. Notwithstanding the foregoing, SCF shall have the right by delivery of a written notice to the Company to purchase all of the then-remaining Committed Common Shares at any time prior to the last day of the Call Period. Each closing for the issuance and sale of any such Committed Common Shares (whether as a result of a Call Notice or the issuance and sale provided by the immediately preceding two sentences) is referred to herein as a “Subsequent Closing.” On each Subsequent Closing, SCF shall pay by wire transfer to a bank account designated by the Corporation in writing to SCF prior to the Subsequent Closing, or by such other payment as is mutually agreed to by SCF and the Corporation, an amount equal to the number of Committed Common Shares purchased by SCF at such Subsequent Closing, multiplied by the Purchase Price (defined below) in effect as of the date of such Subsequent Closing.

(d) The purchase price for each Committed Common Share to be purchased by SCF pursuant to the terms hereof on any Subsequent Closing shall be equal to the Initial Purchase Price plus five percent (5%) per annum simple interest, calculated from the Initial Closing through and including the date of the applicable Subsequent Closing, computed on the basis of a 360-day year comprised of twelve 30-day months, accruing on a daily basis (the “Subsequent Purchase Price”).

Section 1.2 Warrants. In connection with the Initial Closing and any Subsequent Closing, the Corporation shall issue each Investor a warrant to purchase one share of Common Stock for every two shares of Common Stock purchased at such Initial Closing or Subsequent Closing (as the case may be) by such Investor pursuant to this Agreement (rounded up to the nearest whole share), with terms as set forth on Annex C attached hereto (the “Warrant”). The shares of Common Stock that are issuable upon exercise of any Warrant are referred to herein as the “Warrant Shares.”

ARTICLE II

CLOSINGS

Section 2.1 Initial Closing. The purchase and sale of the Initial Common Shares shall be subject to, and shall occur immediately following the closing of the Combination Agreement, or at such other time and place as the Corporation and the Investors shall mutually agree (which time and place are designated as the “Initial Closing”).

(a) Deliveries by the Investors at Initial Closing. Subject to the terms and conditions hereof, at the Initial Closing, each of the Investors shall cause the following to be delivered to the Corporation:

(i) the aggregate Initial Purchase Price payable by such Investor for the Initial Common Shares set forth opposite such Investor’s name on Annex A under the column titled “Aggregate Initial Purchase Price for Initial Common Shares”;

(ii) counterparts of the Stockholders Agreement, duly executed by such Investor as a shareholder of the Corporation (but only to the extent such Investor is not a shareholder of Forum as of the Initial Closing and already a party to the Shareholders Agreement); and

(iii) all other agreements, documents, instruments and other writings reasonably required to be delivered to the Corporation by such Investor at or prior to the Initial Closing pursuant to this Agreement.

(b) Deliveries by the Corporation at Initial Closing. Subject to the terms and conditions hereof, at the Initial Closing, the Corporation shall cause the following to be delivered to each of the Investors:

(i) stock certificates duly executed and delivered on behalf of the Corporation representing the number of shares of Common Stock set forth opposite such Investor’s name on Annex A under the column titled “Initial Common Shares”;

(ii) a Warrant duly executed and delivered on behalf of the Corporation in the name of such Investor representing the right to purchase the number of shares of Common Stock determined in accordance with Section 1.2;

(iii) a certificate as of a recent date (but in any event no more than ten Business Days prior to the Initial Closing) from the Secretary of State of the State of Delaware with respect to the existence and good standing of the Corporation;

(iv) an Officer’s Certificate in form and substance reasonably satisfactory to the Investors, stating that this Agreement and the transactions contemplated herein have been duly authorized by the board of directors of the Corporation; and

(v) all other agreements, documents, instruments and writings reasonably required to be delivered to the Investors by the Corporation at or prior to the Initial Closing pursuant to this Agreement.

Section 2.2 Subsequent Closings. Provided that the Initial Closing has occurred, each Subsequent Closing shall take place (a) on the date specified in any Call Notice (which date shall be no less than 20 days and no more than 40 days after the date of delivery of such Call Notice) or (b) if applicable, the first Business Day following the end of the Call Period, in each case at the offices of Vinson & Elkins L.L.P., at 10:00 a.m., Houston, Texas time or at such other time and place as the Corporation and SCF shall mutually agree.

(a) Deliveries by SCF at Subsequent Closing. Subject to the terms and conditions hereof, at a Subsequent Closing, SCF shall cause the following to be delivered to the Corporation:

(i) the aggregate Subsequent Purchase Price for the number of Committed Common Shares to be purchased by SCF at such Subsequent Closing, determined in accordance with Section 1.1(c); and

(ii) all other agreements, documents, instruments and other writings reasonably required to be delivered to the Corporation by SCF at or prior to the Subsequent Closing pursuant to this Agreement.

(b) Deliveries by the Corporation at Subsequent Closing. Subject to the terms and conditions hereof, at a Subsequent Closing, the Corporation shall cause the following to be delivered to SCF:

(i) stock certificates duly executed and delivered on behalf of the Corporation representing the number of Committed Common Shares issuable to SCF at the Subsequent Closing;

(ii) a Warrant duly executed and delivered on behalf of the Corporation in the name of SCF representing the right to purchase the number of shares of Common Stock determined in accordance with Section 1.2;

(iii) a certificate as of a recent date (but in any event no more than ten Business Days prior to the Subsequent Closing) from the Secretary of State of the State of Delaware with respect to the existence and good standing of the Corporation; and

(iv) all other agreements, documents, instruments and writings reasonably required to be delivered to SCF by the Corporation at or prior to the Subsequent Closing pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants the following to each of the Investors as of the date hereof, as of the date of the Initial Closing and, with respect to SCF, as of the date of each Subsequent Closing:

Section 3.1 Organization. The Corporation is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets and to consummate the transactions contemplated by this Agreement; and has obtained any other authorizations, approvals, permits and orders required by law that are material to the Corporation for the conduct of its business as it is currently being conducted and to consummate the transactions contemplated by this Agreement.

Section 3.2 Authorization. The Corporation has the requisite power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement. This Agreement has been duly and validly executed and delivered and constitutes, assuming due execution and delivery by each of the Investors, a valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, subject to creditors’ rights. The Corporation has duly authorized the issuance and sale of the shares of Common Stock upon the terms of this Agreement by all requisite corporate action, including the authorization by the Corporation’s board of directors of the issuance and sale of the shares of Common Stock in accordance herewith. The Corporation has duly authorized the issuance and sale of the Warrants (and the issuance and sale of the Warrant Shares upon the exercise of the Warrants in accordance with their terms) upon the terms of this Agreement by all requisite corporate action, including the authorization by the Corporation’s board of directors of the issuance and sale of Warrants in accordance herewith and the issuance and sale of the Warrant Shares in accordance with the terms of the Warrants.

Section 3.3 Valid Issuance of Common Stock. The shares of Common Stock issuable in accordance with this Agreement and the Warrant Shares issuable upon exercise of the Warrants, when paid for and delivered to the undersigned in accordance with the terms of this Agreement or the Warrant, as applicable, will constitute validly authorized, duly issued, fully paid and non-assessable shares of Common Stock, and the issuance thereof will not conflict with the organizational documents of the Corporation, as amended to date, nor with any outstanding warrants, option, call, preemptive right or commitment of any type relating to the Corporation’s capital stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor represents and warrants (as to itself only and severally and not jointly) the following to the Corporation as of the date hereof, as of the date of the Initial Closing and, with respect to SCF, as of the date of any Subsequent Closing:

Section 4.1 Organization. Such Investor, if not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is currently being conducted and to own its assets and to consummate the transactions contemplated by this Agreement; and has obtained any other authorizations, approvals, permits and orders required by law that are material to such Investor for the conduct of its business as it is currently being conducted and to consummate the transactions contemplated by this Agreement.

Section 4.2 Authorization. Such Investor has the requisite power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement. This Agreement has been duly and validly executed and delivered and constitutes, assuming due execution and delivery by the Corporation, a valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject to creditors’ rights.

Section 4.3 Brokers or Finders. No Person has or will have, as a result of the issuance of the shares of Common Stock or Warrants pursuant to this Agreement, any right, interest or valid claim against or upon the Corporation or any of its subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Investor or its agents.

Section 4.4 Restrictions on Transfer or Sale of the Stock.

(a) Such Investor is acquiring the shares of Common Stock solely for such Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Common Stock. Such Investor understands that the securities being purchased have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and all applicable state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of such Investor and of the other representations made by such Investor in this Agreement. Such Investor understands that the Corporation is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(b) Such Investor understands that the shares of Common Stock being purchased are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the “Commission”)

provide in substance that the undersigned may dispose of the securities being purchased only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the undersigned understands that the Corporation has no obligation or intention to register any of the securities being purchased, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder) except as may be required by the Corporation to comply with the Registration Rights Agreement attached as an exhibit to the Stockholders Agreement (as defined below). Accordingly, such Investor understands that under the Commission’s rules, such Investor may dispose of the securities being purchased principally only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of such Investor. As a consequence, such Investor understands that he must bear the economic risks of the investment in the securities purchased for an indefinite period of time.

(c) Such Investor agrees: (i) that it will not sell, assign, pledge, give, transfer or otherwise dispose of the securities purchased or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of such securities under the Securities Act and all applicable state securities laws or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state securities laws; (ii) that the certificate(s) for the securities purchased will bear a legend making reference to the foregoing restrictions; and (iii) that the Corporation and any transfer agent for the securities purchased shall not be required to give effect to any purported transfer of any of such securities except upon compliance with the foregoing restrictions.

(d) The shares of Common Stock issuable pursuant to this Agreement shall be subject to a stop transfer order and the certificate or certificates evidencing any such shares shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH OFFER, SALE, TRANSFER OR DISPOSITION IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT HAS BEEN PROVIDED TO THE COMPANY). THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT OF THE COMPANY, AND SET FORTH IN THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE COMPANY, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

Section 4.5 Accredited Investor. Such Investor is an “Accredited Investor” (as such term is defined in the Stockholders Agreement).

ARTICLE V

MISCELLANEOUS

Section 5.1 Issuance Subject to Stockholders Agreement. The Investors hereby acknowledge that the shares of Common Stock issuable pursuant to this Agreement and the Warrant Shares are hereby expressly subject to, and such Investor shall be a party to, the terms and conditions of the Amended and Restated Stockholders Agreement dated as of the date of the Initial Closing by and among the Corporation the other stockholders of the Corporation named therein, as the same may be amended from time to time (the “Stockholders Agreement”).

Section 5.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made (a) when delivered if delivered in person or sent by nationally recognized overnight or second day courier service, (b) upon transmission by fax if transmission is confirmed, or (c) three Business Days after deposit with a United States post office if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to Forum:

Forum Oilfield Technologies, Inc.

8807 W Sam Houston Pkwy N.

Suite 200

Houston, TX 77040

Attention: James Harris

Fax: (713) 351-7997

if to an Investor, at the applicable address indicated on the signature page to this Agreement;

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

Section 5.3 Entire Agreement. This Agreement and any other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior contracts, agreements and understandings, whether oral or written, among the parties with respect to the subject matter hereof.

Section 5.4 Binding Effect; Assignment; No Third Party Benefit; Termination. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, permitted successors, permitted assigns and legal representatives; and by their signatures hereto, the Corporation and each Investor intend to and do hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective heirs, permitted successors, permitted assigns or legal representatives any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained, except to the extent expressly provided in this Agreement. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by the Corporation to any Person without the prior written consent of each Investor. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Investor to any Person without the prior written consent of the Corporation. In the event the Combination Agreement is terminated for any reason, this Agreement shall terminate and there shall be no liability or obligation on the part of any party hereto.

Section 5.5 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; provided that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law. Furthermore, in lieu of (and to the extent of) each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the state of Delaware, without regard to the conflicts of law principles of such state.

Section 5.7 Construction. Unless the context requires otherwise: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,” (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Annex attached hereto, and not to any particular subdivision unless expressly so limited, (e) the Annex attached hereto is hereby incorporated and made a part hereof for all purposes as if set forth in full herein, (f) all references to “days” are to calendar days, (g) the term “Business Day” shall mean any day except Saturday, Sunday or any day on which banks are generally not open for business in Houston, Texas, and (h) the term “Person” shall mean an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind. The descriptive headings used herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

Section 5.8 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity. Each party to this Agreement hereby waives any requirements for the securing or posting of any bond with respect to such remedy of specific performance or other injunctive relief.

Section 5.9 Consent to Jurisdiction.

(a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of Houston, Texas and the Court of Chancery located in Delaware, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

(b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or proceeding of the nature specified in subsection (a) above by the mailing of a copy thereof in the manner specified by the provisions of Section 5.2.

(c) Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding, or counterclaim arising out of or relating to this Agreement.

Section 5.10 Amendment. The provisions of this Agreement may be amended, modified, supplemented, restated or waived only with the written consent of the Corporation and all the Investors.

Section 5.11 Waiver. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to this Agreement. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute of limitations period has run.

Section 5.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one instrument. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail shall have the same effect as physical delivery of the paper document bearing the original signature.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

THE CORPORATION:

FORUM OILFIELD TECHNOLOGIES, INC.

By: /s/ James W. Harris
Name: James W. Harris
Title: Chief Financial Officer

Signature Page to Subscription Agreement

INVESTORS:

SCF-VII, L.P.

By:	/s/ Anthony F. DeLuca

Name:	Anthony F. DeLuca
Title:	Managing Director of its ultimate general partner, L. E. Simmons & Associates Incorporated

Address:	600 Travis Suite 6600
Houston, TX 77002

SUNRAY CAPITAL, LP

By:	Sunray Capital GP, LLC
(its general partner)

By:	/s/ John Schmitz

Name:	John Schmitz
Title:	President

Address:	201 West California Street
Gainesville, TX 76240

C. CHRISTOPHER GAUT

/s/ C. Christopher Gaut

Address:	805 Kuhlman Road
Houston, TX 77024

W. PATRICK CONNELLY

/s/ W. Patrick Connelly

Address:	4228 Marquette Street
Houston, TX 77005

Signature Page to Subscription Agreement

Annex A

SCHEDULE OF INVESTORS

Investor	Initial Common Shares	Aggregate Initial Purchase Price for Initial Common Shares
SCF-VII, L.P.	175,876	$49,999,788.04
Sunray Capital, LP	17,587	$4,999,808.23
C. Christopher Gaut	12,311	$3,499,894.19
W. Patrick Connelly	1,055	$299,925.95
Total	206,829	$58,799,416.41

Annex A

Annex B

FORM OF CALL NOTICE

[DATE]

This Call Notice is delivered pursuant to Section 1.1(c) of the Subscription Agreement (the “Agreement”), dated as of July [    ], 2010 by and among Forum Oilfield Technologies, Inc. (the “Corporation”) and the Investors party thereto. The Corporation hereby notifies SCF of its intent to call the number of Committed Common Shares for purchase pursuant to the Agreement as set forth below. All undefined capitalized terms used herein, shall have the meaning set forth in the Agreement.

1.	Date of board of director approval:

2.	Aggregate Number of Committed Common Shares Called:

3.	Subsequent Purchase Price per Share:

4.	Subsequent Closing Date[1]:

5.	Special Closing Conditions:

FORUM OILFIELD TECHNOLOGIES, INC.

By:
Name:
Title:

[1]	Subsequent Closing Date shall be no less than 20 days and no more than 40 days after the date of delivery of such Call Notice.

Annex B

Annex C

FORM OF WARRANT

Annex C

AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT

This Amendment No. 1, dated as of June 13, 2011 (this “Amendment”), is made to that certain Subscription Agreement dated as of July 16, 2010 (the “Original Agreement”) by and among Forum Energy Technologies, Inc., a Delaware corporation (the “Corporation”), and each of the investors executing the Original Agreement.

RECITALS:

WHEREAS, the Corporation and the Investors desire to amend the Original Agreement.

WHEREAS, pursuant to Section 5.10 of the Original Agreement, the Original Agreement may be amended by the written consent of the Corporation and all of the Investors.

NOW, THEREFORE, the parties hereto, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the respective meaning ascribed to such terms in the Original Agreement.

ARTICLE II

AMENDMENT TO THE ORIGINAL AGREEMENT

Section 2.1 Amendment to Section 1.1(b) of the Original Agreement. The proviso contained in the last sentence of Section 1.1(b) of the Original Agreement that reads “provided, however, that the aggregate number of Committed Common Shares shall in no event exceed 175,877” is hereby amended by deleting such proviso and replacing it with the following: “provided, however, that the aggregate number of Committed Common Shares shall in no event exceed such number of shares of Common Stock as is equal to $50,000,000 divided by the applicable Subsequent Purchase Price at the time such Committed Common Shares are purchased (such $50,000,000 limit being calculated on a cumulative basis in the event that the Corporation issues multiple Call Notices).”

1

ARTICLE III

GENERAL PROVISIONS

Section 3.1 Effectiveness and Ratification. All of the provisions of this Amendment shall be effective as of the date hereof. Except as specifically provided for in this Amendment, the terms of the Original Agreement remain in full force and effect. In the event of any conflict or inconsistency between the terms of this Amendment and the Original Agreement, the terms of this Amendment shall prevail and govern.

Section 3.2 Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws effective during the term of the Original Agreement, such provision shall be fully severable; this Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Amendment; and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Amendment; provided that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law. Furthermore, in lieu of (and to the extent of) each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Amendment a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 3.3 Amendment; Entire Agreement. Whenever the Agreement is referred to in the Original Agreement or in any other agreement, documents and instruments, such reference shall be deemed to be to the Original Agreement as amended by this Amendment. The Original Agreement, as amended by this Amendment, and any other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior contracts, agreements and understandings, whether oral or written, among the parties with respect to the subject matter hereof.

Section 3.4 Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law principles of such state.

Section 3.5 Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute one instrument. Delivery of a copy of this Amendment bearing an original signature by facsimile transmission or by electronic mail shall have the same effect as physical delivery of the paper document bearing the original signature.

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IN WITNESS WHEREOF, the parties to this Amendment have caused it to be duly executed as of the date first above written.

THE CORPORATION:

FORUM ENERGY TECHNOLOGIES, INC.

By:	/s/ C. Christopher Gaut

Name:	C. Christopher Gaut

Title:	Chief Executive Officer

INVESTORS:

SCF-VII, L.P.

By:	/s/ Anthony F. DeLuca

Name:	Anthony F. DeLuca

Title:	Managing Director

SUNRAY CAPITAL, LP

By:	/s/ John Schmitz

Name:	John Schmitz

Title:	President

C. CHRISTOPHER GAUT

/s/ C. Christopher Gaut

W. PATRICK CONNELLY

/s/ W. Patrick Connelley

Signature Page to Amendment No. 1 to Subscription Agreement